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                      CONSENT OF INDEPENDENT ACCOUNTANTS'


The Board of Directors
Mobile PET Systems, Inc.
2150 West Washington Street, Suite 110
San Diego, California 92110


As the independent public accountants' for Mobile PET Systems, Inc. we hereby consent to the incorporation in this Quarterly Report on Form 10-QSB of Mobile PET Systems, Inc., the December 31, 2001 and 2000 consolidated financial statements. We also consent to all other references to our company included in this Quarterly Report.


                                         PETERSON & CO.


February 14, 2001

Peterson & Co.
3655 Nobel Drive, Suite 500
San Diego, California 92122-1089